Exhibit 99.1

Osiris Therapeutics Announces Alla Danilkovitch, Ph.D., as Chief Scientific Officer

COLUMBIA, Md. — April 9, 2015 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), the leading cellular regenerative medicine company focused on developing and marketing products to treat conditions in wound care, orthopaedic and sports medicine markets is pleased to announce the promotion of Alla Danilkovitch, Ph.D., to serve as Chief Scientific Officer.

Dr. Danilkovitch has been with Osiris since 2003, her expertise and leadership has guided the company in the development of groundbreaking scientific ideas in regenerative medicine.  She has a proven record of successful product development from scientific ideas to market launch, which includes the world’s first approved stem cell drug, remestemcel-L, for graft versus host disease as well as BIO4 ™ for bone repair, Cartiform® for cartilage repair and Grafix® for acute and chronic wounds.   Recently, Dr. Danilkovitch and her team have developed a robust pipeline of early stage products based on cellular constructs in wound care and sports medicine.

“I am pleased that the Board has confirmed Dr. Danilkovitch as Chief Scientific Officer,” said Lode Debrabandere, Ph.D., President and CEO.  “During the past twelve years, Alla has contributed significantly to the advancement of stem cell biology and to the discovery of therapeutic applications of the mesenchymal stem cell with Osiris.  We wish Alla and her team success in further advancing the new regenerative medicine pipeline of Osiris.”

Dr. Danilkovitch has over 25 years of broad biomedical research experience including stem cell biology, immunology and cancer research.  Prior to joining Osiris in April 2003, Dr. Danilkovitch conducted research at the National Cancer Institute of National Institutes of Health, the Max-Plank Institute of Biochemistry in Munich and at Moscow State University.  Dr. Danilkovitch earned a Ph.D. degree in cell biology and an M.S. degree in cellular immunology and microbiology from Moscow State University.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is the world leader in researching, developing and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs.  Having developed the world’s first approved stem cell drug, the company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine — including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4 ™, Cartiform® and Grafix®.

Osiris, Grafix, and Cartiform are registered trademarks of Osiris Therapeutics, Inc.  BIO4 is a trademark of Stryker Corporation (NYSE: SYK).  More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean

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that a statement is not forward-looking. Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy biologic drug candidates and marketed Biosurgery products (including Grafix, BIO4 and Cartiform); our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to treat disease; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available, products to meet demand; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

 Amanda Badillo

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com